CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) is made as of the 12th day of February, 2018 (the “Effective Date”), by and between DOCUMENT SECURITY SYSTEMS, INC. (the “Company”), a New York corporation having offices located at 200 Canal View Boulevard, Suite 300, Rochester, New York 14623, and PAMELA AVALLONE (the “Consultant”), a resident of the State of Florida.

RECITALS:

WHEREAS, Consultant currently serves as a member of the Company’s Board of Directors;

WHEREAS, Company is desirous of engaging Consultant as an outside advisor to provide services relating to intellectual property matters involving the Company;

WHEREAS, Company is engaged in the business of intellectual property development;

WHEREAS, Company desires to retain Consultant to provide the consulting services defined in Section 2(a)(i), below, commencing on the Effective Date; and

WHEREAS, Company and Consultant recognize that in the course of providing services to Company, Consultant will be exposed to and have access to certain confidential, material non-public information of Company, and that there is a need for Company to protect such confidential information and any “proprietary property” derived therefrom, from unauthorized use and disclosure.

PROVISIONS:

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration the receipt and sufficiency of which are expressly acknowledged, the parties hereby agree as follows:

1. Appointment. By this Agreement, the Company appoints Consultant, and Consultant accepts such appointment, to provide advice and consulting services to the Company, in accordance with the terms and provisions of this Agreement.

2. Duties and Responsibilities.

(a) Services. Consultant shall provide general intellectual property guidance on all of the Company’s intellectual property matters during the Term (collectively, the “Services”).

DSS Consulting Agreement

3. Term and Termination.

(a) Term. Unless earlier terminated as provided in this Section 3, the term of this Agreement shall commence on the Effective Date and shall continue for a period of four months from the Effective Date (the “Term”), at which time it will expire without the requirement of notice by either party.

(b) Breach with Right to Cure. Either party may immediately terminate this Agreement in the event the other party breaches a material term or provision of this Agreement and fails to cure such breach within fifteen (15) days after receiving written notice of the breach.

(c) Breach of Representations and Warranties. The Company may terminate this Agreement immediately upon written notice to Consultant in the event of any breach by Consultant of Sections 5 or 6 hereof.

4. Compensation; Expenses.

(a) Compensation. Commencing on the Effective Date, Consultant will be paid cash compensation of $7,500 per month for the Term.

(b) Expenses. The Company will reimburse Consultant for all reasonable and necessary business and travel expenses incurred by Consultant in performing the Services, subject to receipt of a written request for reimbursement, accompanied by appropriate supporting documentation. Consultant may request reimbursement not more frequently than once every month during the Term of this Agreement. Any expense reimbursement request that is anticipated to exceed $500 must be approved in advance by Company.

5. Confidential Information.

(a) Definition of Confidential Information. “Confidential Information” means any and all patents, patents-pending, source-code, trade secrets, know-how, confidential knowledge, customer information, financial information, or any other proprietary information existing as of the date of this Agreement, or thereafter developed, pertaining to Company, its affiliates and subsidiaries, or any of their respective existing or prospective clients, customers, or consultants. By way of illustration but not limitation, “Confidential Information” includes (i) inventions, ideas, concepts, improvements, discoveries, trade secrets, processes, data, programs, knowledge, know-how, designs, techniques, formulas, test data, computer code, other works of authorship and designs whether or not patentable, copyrightable, or otherwise protected by law; (ii) information regarding research, development, new products and services, marketing plans and strategies, merchandising and selling, business plans and processes, data models, strategies, forecasts, projections, profits, investments, operations, financings, records, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (iii) identity, requirements, preferences, practices and methods of doing business of specific parties with whom a party transacts business, and information regarding the skills and compensation of employees of such party and independent contractors performing services for such party.

DSS Consulting Agreement	2

(b) Confidentiality Obligations. Consultant acknowledges that irreparable injury and damage may result from disclosure of the Confidential Information to third parties or its use for purposes other than those connected with the Services. Consultant covenants and agrees, indefinitely:

(i) To hold the Confidential Information in strictest confidence.

(ii) Not to disclose Confidential Information to any third party except as specifically authorized herein or as specifically authorized by Company, and to use all precautions necessary to prevent the unauthorized disclosure of the Confidential Information, including without limitation, protection of documents from theft, unauthorized duplication and discovery of contents, and restrictions on access by other persons to the Confidential Information.

(iii) Not to make or use any copies, synopses or summaries of oral or written material made available by Company to Consultant, except as are necessary to carry out Consultant’s duties and/or obligations as a Consultant.

(iv) In the event of disclosure in accordance with Section 5(b)(ii) hereof, to limit disclosure to persons with a bona fide need to know the Confidential Information, to communicate to all persons to whom such Confidential Information is made available the strictly confidential nature of such Confidential Information and to obtain from all such persons an agreement in writing to be bound by the restrictions imposed by this Agreement.

(v) In the event Consultant is required by law to disclose such Confidential Information, to provide Company with prompt written notice of such requirement so that Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement; in the event that such protective order or other remedy is not obtained, or that Company waives compliance with the provisions of this Agreement in writing, to furnish only that portion of Confidential Information that is legally required and to use its best efforts to obtain reliable assurance that confidential treatment will be accorded to that portion of the Confidential Information to be disclosed.

(c) Return of Confidential Information. Upon Company’s request and upon the termination of this Agreement, Consultant will promptly return to Company all written material and other documentation which includes any of the Confidential Information, and will, at Company’s request, provide Company with a written certification that Consultant has done so.

DSS Consulting Agreement	3

6. Representations and Warranties; Indemnification.

(a) Consultant hereby represents and warrants to Company as follows:

(i) Consultant is authorized to enter into this Agreement and perform as contemplated herein;

(ii) Consultant will perform hereunder in compliance with all applicable U.S. and international laws;

(iii) That Services will be performed in a diligent and professional manner, consistent with generally accepted industry standards;

(iv) That Consultant’s performance under this Agreement will not violate any contract, agreement, or other document to which Consultant is subject, or any provision of state or federal law.

7. General.

(a) Notices. All notices under this Agreement may be given by email PDF, personal delivery, by nationally recognized overnight courier, by certified mail, return receipt requested, enclosed in a duly post-paid envelope and addressed to the post office address provided by the party to receive notice. Any notice to Company sent pursuant to this Section 7(a) shall be addressed to the Company’s General Counsel.

(b) Independent Contractor. Consultant is, and at all times will be, an independent contractor. Nothing in this Agreement shall be deemed to create an employer/employee, principal/agent, or joint venture relationship. Unless expressly agreed to in writing, neither party has the authority to enter into any contracts on behalf of the other party or otherwise act on behalf of the other party.

(c) Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles. The federal and state courts residing in the State of New York shall have exclusive jurisdiction over any claim brought under this Agreement, and the parties hereby irrevocably consent to the personal jurisdiction of such courts.

(d) Entire Agreement. This Agreement shall constitute the entire agreement between the parties and supersedes and replaces all other agreements oral and written with respect to its subject matter. This Agreement may not be modified, amended or terminated except by a writing signed by all parties to it.

(e) Assignment. Consultant may not assign any of its rights or obligations under this Agreement to any other person or entity (including any subcontractor). All of the terms and conditions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the respective successors and assigns of the parties. Any attempted assignment in conflict with the terms herein shall be deemed null and void.

DSS Consulting Agreement	4

(f) Waiver. No waiver by Company of any failure by Consultant to keep or perform any promise of condition of this Agreement shall be a waiver of any proceeding or succeeding breach of the same or any other promise or condition. No waiver of Company of any right shall be construed as a waiver of any other right.

(g) Severability. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(h) Counterparts. This Agreement may be executed in multiple counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute one and the same Agreement. A signature delivered on any counterpart by e-mail PDF, facsimile or other electronic means will be deemed an original signature to this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the Effective Date.

DOCUMENT SECURITY SYSTEMS, INC.

By:	/s/ Jeffrey Ronaldi
Jeffrey Ronaldi, CEO

/s/ Pamela Avallone
Pamela Avallone, Consultant

DSS Consulting Agreement	5